Exhibit 10.6

2023 Short-Term Incentive Plan

United States

Purpose

As a means of rewarding employees for their contribution towards the success of the Company, a 2023 Short‑Term Incentive Plan (STIP) has been adopted. The STIP is designed to link a portion of employees’ total compensation to the attainment of specific, measurable, and bottom-line oriented key company performance indicators as well as to recognize and reward individual performance.

Eligibility

The Plan applies to non-unionized, regular, salaried, employees of the Pulp and Paper Group, Tissue Group and Wood Products Group working in the United States. Eligibility for or receipt of incentive pay should not be considered as automatic, retroactive or precedent based.

Performance Period	The STIP is tied to the performance of the Company, its divisions and its employees over the period from January 1, 2023 to December 31, 2023.
Plan Design

The STIP is designed to reflect the different employee accountabilities and diversity of positions. In order to tie incentive payouts to employee performance and the achievement of key performance indicators, the STIP’s design is adapted to all groups of employees: Operations, Sales and Corporate.

The amount of award that employees are eligible to receive is expressed as a certain percentage of their base salary (eligible earnings in the case of non-exempt salaried employees). Base salary is the rate in effect at December 31, 2023. The Company determines the threshold, target and maximum incentive payouts for participants, which vary per grade level. Immediate managers are responsible to inform their employees of their respective threshold, target and maximum incentive award payouts.

Discretionary Plan and Plan Administration
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Incentive payouts are within the complete and sole discretion of the Company.
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Before awards are paid, the Company determines and approves achievement of Company performance metrics, individual performance of each eligible employee as well as each payable award, subject to the overall maximum incentive payout described below under “Maximum and Minimum Payout”.

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The Company has the right to adjust any or all awards; this includes the right to eliminate any or all awards for any year despite achievement of performance metrics, even if such decision is made after the end of the performance period.

► The Company may modify, suspend, amend or terminate the STIP at any time. ► Any payment made under this plan is subject to the Company's recoupment policy.

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With respect to any employee, the Company reserves the right to reduce or even cancel incentive awards in the event an employee has demonstrated an inadequate level of performance, whether or not the applicable performance metrics have been met.

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Adjustments may be made to the financial metrics for closure costs, impairment charges and other related charges, severance costs, net loss or gain on the disposition of assets, strategic capital expenditures and similar items.

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Adjustments may be made to the productivity and the cost metrics for specific reasons such as market downtime, major variation in grade mix, major changes in input price, restructuring or reorganization costs, and similar items.

► Any adjustment to the performance metrics has to be formally approved before implementation.
► Awards under the STIP are to be paid in a lump sum no later than March 15, 2024.

This plan text replaces and supersedes any and all prior versions and summary fact sheet. It is gender neutral and the masculine form is used only to facilitate its reading.

March 2023

Exhibit 10.6

2023 Short-Term Incentive Plan

United States

Company Performance Metrics & Weighting	Eighty-five percent (85%) of the incentive payout is calculated based on the performance of the Company and its divisions. The table below contains corporate and divisional performance metrics.
Company Performance Metrics[1]

		Criteria	Threshold	Target	Exceeding Target
		Income from operations – Resolute	80% of budget	budget	120% of budget
Financials		Pulp and paper sales – Profit per metric ton[4]	80% of budget	budget	120% of budget
	Pulp and paper sales – Improvement of account receivable collection time	Improvement of payment terms	0.8%	1.3%	1.8%
		Improvement of DSO[5]	0.8%	1.3%	1.8%
		SG&A costs[3]	+2% of budget	budget	-3% of budget
Operations		Productivity – tons/day or board feet/hour basis (average)[2]	95% of budget	budget	102% of budget
		Fixed costs[2]	+2% of budget	budget	-3% of budget
		Usage of variable components[2]	+2% of budget	budget	-3% of budget
ESG		Safety – OSHA rate[6]	0.65	0.55	≤ 0.45
		Safety – Severity rate[7]	20	16	≤ 14
		Number of Class 1 & 2 environmental incidents[8]	15	12	≤ 10
		Greenhouse Gas (GHG) reduction – metric tons	15,000	30,000	45,000

[1] Expressed in U.S. dollars.

[2] For woodland operations, these metrics will be replaced by fiber cost delivered to the mill.

[3] Excluding incentive and equity compensation costs.

[4] Performance metrics differ for the Wood Products sales force, the division of Hydro-Saguenay and Asset Performance Group.

[5] Improvement of the days sales outstanding.

[6] The frequency of safety incidents is the OSHA incident rate measured by the number of recordable incidents (lost time plus temporary assignments or restricted work plus medical treatments), multiplied by 200,000 and divided by the total number of hours worked. The calculation methodology for the mills/divisions varies from the calculation methodology for corporate employees.

[7] The severity of safety incidents is measured by the number of days lost due to lost time incidents and incidents resulting in temporary assignments or restricted work, multiplied by 200,000 and divided by the total number of hours worked. . The calculation methodology for the mills/divisions varies from the calculation methodology for corporate employees.

[8] Performance is based on the results of the Company, provided that i) pulp and paper mill employees will not be entitled to a payout for the environmental metric if the number of Class 1 & 2 incidents recorded at their respective mill is 3 or greater and ii) employees of other facilities and divisions will not be entitled to a payout for the environmental metric if the number of Class 1 & 2 incidents recorded at their respective facility or division is 2 or greater.

This plan text replaces and supersedes any and all prior versions and summary fact sheet. It is gender neutral and the masculine form is used only to facilitate its reading.

March 2023

Exhibit 10.6

2023 Short-Term Incentive Plan

United States

Company Performance Weighting
	Weighting[1]	Pulp and Paper and Tissue Mills	Wood Products Divisions	Sales	Corporate
Financials	Income from operations (RFP)	25%	25%	35%	40%
	Profit per metric ton			15%
	Monthly days sales outstanding – terms			2.5%
	Monthly days sales outstanding – days			2.5%
	SG&A costs (RFP)			5%	15%
Operations	Productivity – tons/day or board feet/hour basis (mill/division) (RFP)[2,6]	25%	25%	7%	10%
	Fixed costs (mill/division) (RFP)[2,6]	12.5%	12.5%	4%	5%
	Usage of variable components (mill/division) (RFP)[2,6]	12.5%	12.5%	4%	5%
ESG	Safety – OSHA (mill/division) (RFP)[3]	10%	10%	10% (RFP)	10% (RFP)
	Safety – Severity (mill/division) (RFP)[3]	5%	5%	5% (RFP)	5% (RFP)
	Environmental incidents (RFP)[4,5]	5%	5%	5% (RFP)	5% (RFP)
	Greenhouse Gas (GHG) reduction[5]	5%	5%	5% (RFP)	5% (RFP)

[1] Weighting and performance metrics differ for the Wood Products sales force, the division of Hydro-Saguenay and Asset Performance Group.

[2]  Average operations’ payout for corporate employees.

[3]  Weighted average of divisions’ results, including corporate employees.

[4] See note 8 of the previous table.

[5] Weighted average of divisions’ results

[6] For woodland operations, these metrics are replaced by fiber cost delivered to the mill

This plan text replaces and supersedes any and all prior versions and summary fact sheet. It is gender neutral and the masculine form is used only to facilitate its reading.

March 2023

Exhibit 10.6

2023 Short-Term Incentive Plan

United States

Individual Performance Component

Fifteen percent (15%) of the incentive payout is calculated based the individual performance of each eligible employee.

An Individual Performance Component has been created to better align short-term incentive awards with each eligible employee’s performance.

The individual performance payout for each employee will be determined based on each employee’s individual contribution during the performance period, as assessed by management, exercising managerial judgment and subject to the availability of funds in the pool.

The individual performance payout can fall in the range of 0% to 30%. In establishing the individual performance payout for each employee, managers consider the following elements during the performance period:

Level of demonstrated effectiveness in role
Level of goal achievement
Remarkable initiatives
Exceptional personal or team contribution or results

Except for the Executive Team (President and Chief Executive Officer and Senior Vice Presidents), the individual performance pool is set at 15% of eligible employees’ incentive targets. However, if the actual achievement of performance metrics by a mill or a division exceeds 100%, the available pool will increase to correspond to 15% of eligible employees’ incentive targets multiplied by the actual performance payout of such mill or division. The portion of the award attributed to individual performance will be calculated as follows:

This plan text replaces and supersedes any and all prior versions and summary fact sheet. It is gender neutral and the masculine form is used only to facilitate its reading.

March 2023

Exhibit 10.6

2023 Short-Term Incentive Plan

United States

For the Executive Team, the individual performance pool is set at 15% of their incentive targets multiplied by the actual achievement of Corporate performance measures. The portion of the award attributed to individual performance will be calculated as follows:

Maximum and Minimum Payout

The overall maximum incentive payout under the STIP payable 1) to the members of the Executive Team and 2) to the employees in grades 25 and above for the Company performance portion of the incentive payout, cannot exceed 5% of the free cash flow (FCF) generated by the Company in 2023 (maximum available envelope). If the total amount determined based on actual achievement of performance metrics exceeds the maximum available envelope, the incentive awards payable 1) to the members of the Executive Team and 2) to the employees in grades 25 and above for the Company performance portion of the incentive payout, are reduced on a prorata basis. If the total payout determined based on actual achievement of performance metrics is lower than the maximum available envelope, the excess envelope is not distributed to participants.

Cash Flow Measure	For purpose of the STIP, free cash flow is defined as net cash provided by operating activities, less maintenance, safety and environmental capital expenditures, adjusted for:
► Cash reorganization and restructuring costs ► Optional pension contributions towards past service ► Other special items
Final Payout Calculation for employees in grades 24 and below

This plan text replaces and supersedes any and all prior versions and summary fact sheet. It is gender neutral and the masculine form is used only to facilitate its reading.

March 2023

Exhibit 10.6

2023 Short-Term Incentive Plan

United States

Final Payout Calculation for employees in grades 25 and above
Final Payout Calculation for Executive Team
Administrative Guidelines

New Hires

Employees hired into a regular position on or before September 30, 2023 are eligible to participate in the STIP on a prorated basis, effective upon their date of hire. Employees hired into a regular position on or after October 1, 2023 are not eligible for participation in the STIP.

Promotion or Status Changes

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If an employee is promoted or demoted to a position covered by a different incentive payout level, any incentive payout calculation will be prorated for time spent in respective positions. In either case, the base salary rate used to determine the prorated incentive payout will be the base salary rate in effect at December 31, 2023.

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If an employee is transferred internally, any incentive payout calculation will be prorated for time spent in respective locations or groups. The base salary rate used to determine the prorated incentive payout will be the base salary rate in effect at December 31, 2023.

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If an employee’s status changes from temporary salaried, unionized salaried or hourly to regular non-unionized salaried (and vice versa) during the performance period, the employee will be eligible to participate for time spent as a regular non-unionized salaried employee, and any incentive payout calculation will be prorated for time spent as a regular non-unionized salaried employee. The base salary rate used to determine the prorated incentive payout will be the base salary rate in effect at December 31, 2023.
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If an employee’s status changes between non-exempt and exempt during the year, the incentive payout will be calculated based on eligible earnings for time spent as a non-exempt employee and on the base salary as of December 31, 2023 for time spent as an exempt employee.

Termination

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An employee who retires or who dies during the performance period will be entitled to receive a prorated incentive payout, based on actual achievement for time as an active eligible employee, if and when the Board approves the incentive payouts and does not otherwise cancel payment. For the purpose of this plan, employees are deemed to retire if they are age 58 or above on their last day of active work and have completed at least 2 years of continuous service.

This plan text replaces and supersedes any and all prior versions and summary fact sheet. It is gender neutral and the masculine form is used only to facilitate its reading.

March 2023

Exhibit 10.6

2023 Short-Term Incentive Plan

United States

Nevertheless, employees who hand in their resignation to start new employment within 3 months of their last day of work are considered to have resigned and not deemed to retire. Notwithstanding the above, the Company reserves the right, at its discretion, to make the final decision on award eligibility.

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An employee who is involuntarily terminated will be entitled to receive a prorata amount of an incentive payout, based on actual achievement for time as an active eligible employee, if and when the Board approves the incentive payouts and does not otherwise cancel payment.

► Employees who hand in their resignation before payment is made will not be eligible to receive an award.

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Notwithstanding anything to the contrary, employees who are terminated for cause, as determined at the discretion of the Company or their specific employer, whether during the performance period or after the performance period and before actual payouts, will not receive an award.

Leaves
► Leave without pay: The length of the leave is not included in the calculation of any incentive payout.
► Short-term absence due to illness: The length of the absence is included in the calculation of the incentive payout if it is a bona fide absence pursuant to the disability medical leave procedure.
► Long-term absence due to illness (time on long-term disability): The length of the absence is not included in the calculation of the incentive payout.

Approved by:

Remi G. Lalonde

President and Chief Executive Officer

This plan text replaces and supersedes any and all prior versions and summary fact sheet. It is gender neutral and the masculine form is used only to facilitate its reading.

March 2023